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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20594

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 June 26, 2001
                       (Date of earliest event reported)

                      CARNEGIE INTERNATIONAL CORPORATION
            (Exact name of Registrant as specified in its charter)



           Colorado                       0-8918                 13-3692114
(State of other jurisdiction of    (Commission File No.)       (IRS Employer
incorporation or organization)                              Identification No.)

11350 McCormick Road, Executive Plaza 3, Suite 1001, Hunt Valley, Maryland 21031
                   (Address of principal executive offices)

                                (410) 785-7400
                        (Registrant's telephone number)



Item 5. The following action has been approved by the Board of Directors of the Company. On June 11, 2001, E. David Gable,Chairman, Lowell Farkas,President and CEO, and the former shareholders of Paramount International Telecommunication, Inc., a subsidiary of the Company, agreed to convert monies owing to them from the Company, consisting of loans as well as unpaid salaries, in an amount totaling $939,059 to equity, which will be in the form of the Company's Series J Convertible Preferred Stock (the "Series J Stock"). The Series J Stock gives the holders of the Series J Stock the right, at any time after July 1, 2002, to convert the face dollar amount of $939,059 into the Company's Rule 144 restricted shares of common stock at a conversion price determined by using the average closing price for the 20 trading days prior to June 11, 2001,with an applied holding discount of 35%. The holders of the Series J Preferred Stock will not receive dividends thereon, but do receive voting rights equal to the number of shares of common stock underlying the Series J Stock. The Series J Stock may be redeemed by the Company, at the option of the holders, at any time after July 1, 2002 for the face amount thereof.


SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: July 26, 2001                  /s/ Lowell Farkas
                                     -------------------------
                                     President & CEO